Exhibit 5.1

May 15, 2025

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa Street

Gardena, CA 90248

Re:	Registration Statement on Form S-1 of Faraday Future Intelligent Electric Inc.

Ladies and Gentlemen:

We have acted as counsel to Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering for resale of up to an aggregate 15,934,685 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), consisting of (i) up to 5,281,134 shares of Common Stock (the “December Shares”) issuable upon the conversion of certain unsecured convertible promissory notes (the “December Unsecured Notes”) issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of December 21, 2024 (the “December SPA”); (ii) up to 9,003,158 shares of Common Stock (the “March Shares” and together with December Shares, the “Subject Shares”) issuable upon the conversion of certain unsecured convertible promissory notes (the “March Unsecured Notes”) issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of March 21, 2025 (the “March SPA”); (iii) up to 482,691 shares of Common Stock (the “PA Warrant Shares”) issuable upon exercise of certain placement agent warrants (the “PA Warrants”) issued to Univest Securities, LLC (the “Placement Agent”) pursuant to that certain placement agency agreement (the “PAA” and collectively with the December SPA, the March SPA, the December Unsecured Notes, the March Unsecured Notes and the PA Warrants, the “Financing Documents”), dated as of March 21, 2025 by and between the Company and the Placement Agent; (iv) 774,183 shares of Common Stock (the “HSL Shares”) issued to HSL s.r.l. (“HSL”) pursuant to that certain settlement and release agreement, dated as of January 17, 2025, by and between the Company and HSL (the “HSL Settlement Agreement”), in settlement of amounts owed to HSL; and (v) 393,519 shares of Common Stock (the “Envisage Shares”) issued to Envisage Group Developments, Inc. USA (“Envisage”) pursuant to that certain settlement and release agreement, dated as of March 28, 2025, by and between the Company and Envisage (the “Envisage Settlement Agreement”), in settlement of amounts owed to Envisage, in each case, for the account of the persons listed as selling securityholders identified in the Registration Statement (the “Selling Stockholders”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In our capacity as corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement (including the prospectus contained therein);

2.	Third Amended and Restated Certificate of Incorporation of the Company, as amended;

3.	Amended and Restated Bylaws of the Company;

4.	the Financing Documents;

5.	the HSL Settlement Agreement;

6.	The Envisage Settlement Agreement; and

7.	certain Unanimous Written Consents of the Board of Directors of the Company and resolutions of the Board of Directors of the Company authorizing the transactions relating to the Financing Documents, the HSL Settlement Agreement and the Envisage Settlement Agreement.

Faraday Future Intelligent Electric Inc. May 15, 2025 Page 2

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). In addition, we have assumed and not verified the accuracy as to the factual matters of each document we have reviewed and the accuracy of, and each applicable party’s full compliance with, any representations and warranties contained therein. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. Accordingly, we are relying upon (without any independent investigation thereof) the truth and accuracy of the statements, covenants, representations and warranties set forth in the documents we have reviewed.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	Each of the HSL Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

2.	Each of the Envisage Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

3.	The Subject Shares issuable upon the conversion of the December Unsecured Notes and the March Unsecured Notes have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon conversion of the December Unsecured Notes and the March Unsecured Notes, as applicable, in accordance with the terms therein, will be validly issued, fully paid and non-assessable.

4.	The PA Warrant Shares issuable upon the exercise of the PA Warrants have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon exercise of the PA Warrants in accordance with the terms therein, will be validly issued, fully paid and non-assessable.

Our opinion is limited to applicable statutory provisions of the Delaware General Corporation Law (the “DGCL”) and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We are generally familiar with the DGCL as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

Faraday Future Intelligent Electric Inc. May 15, 2025 Page 3

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ PRYOR CASHMAN LLP